Exhibit 10.4

THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is entered into as of April 28, 2020, by and among Driftwood Holdings LP (f/k/a Driftwood Holdings LLC), a Delaware limited partnership, as borrower (the “Borrower”), each of the Guarantors party hereto, each of the Lenders that is a signatory hereto, and Wilmington Trust, National Association, as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Credit Agreement (as defined below).

RECITALS

A.       The Borrower, the Administrative Agent, the Guarantors from time to time party thereto, the lenders from time to time party thereto as lenders (the “Lenders”), and Wilmington Trust, National Association, as Collateral Agent, have entered into that certain Credit and Guaranty Agreement, dated as of May 23, 2019, as amended by that certain First Amendment to Credit and Guaranty Agreement, dated as of February 28, 2020 and by that Second Amendment to Credit and Guaranty Agreement, dated as of March 23, 2020 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions prior to the date hereof, the “Credit Agreement”).

B.       The Borrower wishes to amend, and the Lenders party hereto, constituting all of the Lenders, are willing to amend, the Credit Agreement and the other Financing Documents on the terms and subject to the conditions set forth herein.

C.       Pursuant to Section 10.02(b) of the Credit Agreement, each amendment to the Credit Agreement set forth herein shall not be effective unless set forth in a writing signed by the Borrower and each Lender affected by such amendment and acknowledged by the Administrative Agent.

NOW THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Amendments to Credit Agreement. The Borrower and the Lenders party hereto (constituting collectively all of the Lenders) hereby agree to amend the Credit Agreement on the Third Amendment Effective Date (as defined below) as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Equivalent Exchange Offer” has the meaning set forth in Section 6.16.

“High Trail Notes” means one or more senior unsecured notes originally issued in favor of High Trail Capital LP (or an Affiliate thereof) in the original aggregate principal amount of $56,000,000, together with any exchanged notes in favor of High Trail Capital LP (or an Affiliate thereof); provided that (a) the terms of each such note (whether an original or an exchanged note) are identical (other than with respect to the beneficiary of such note and the principal amount of such note); and (b) the aggregate principal amount of all such outstanding notes (whether an original note or an exchanged note) does not at any time exceed $56,000,000.

“HT Excluded Account” means, collectively, a single unencumbered deposit account and a single unencumbered securities account, each of which is held solely in the name of Tellurian and used solely to comply with the minimum cash balance requirement contained in the High Trail Notes.

“Minimum Price” means, as of any relevant time in Section 6.16, as that term is defined in Nasdaq Rule 5635(d)(1)(A) or any successor rule.

“Notes Exchange” has the meaning set forth in Section 6.16.

“Second NCS Warrant Agreement” means that certain Warrant to Purchase Common Stock, dated as of the Third Amendment Effective Date, issued by Tellurian to Nineteen77 Capital Solutions A LP, as amended, restated or otherwise modified from time to time.

“Third Amendment” means that certain Third Amendment to Credit and Guaranty Agreement, dated as of April 28, 2020, among the Borrower, the Administrative Agent, and the Lenders party thereto, which amends this Agreement.”

“Third Amendment Effective Date” shall have the meaning set forth in the Third Amendment.

(b)	Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Excluded Accounts” in its entirety as follows:

“Excluded Accounts” means any deposit account or securities account that: (a) is used solely as a zero-balance payroll account, or solely as an account dedicated to the payment of accrued employee benefits, or medical, dental and employee benefits claims, to employees of Tellurian or any Subsidiary thereof; (b) is used solely as a tax withholding account; (c) is used solely as an escrow account, a fiduciary or trust account, or other account that is contractually obligated to be segregated from the other assets of Tellurian or a Subsidiary thereof for the benefit of unaffiliated third parties in connection with an acquisition, disposition, or post-closing indemnity required under a purchase and sale agreement (other than for the issuance of Capital Stock of Tellurian or any Borrower Group Member); (d) is a segregated account, the balance of which consists exclusively of funds due and owing to unaffiliated third parties in connection with royalty payment obligations owed to such third parties, or working interest payments received from unaffiliated third parties, solely to the extent such amounts constitute property of such third party held in trust; (e) is a fiduciary or trust account for the benefit of a Governmental Authority securing plugging, abandonment, and similar obligations incurred in the ordinary course of business; (f) subject to Section 5.18(f), is used by Tellurian to raise capital through the sale of its Capital Stock under its “at the market” or market equity program; (g) is an escrow account used solely to hold down payments related to the proposed sale of the Capital Stock of the Borrower; (h) is an escrow account required by the Driftwood EPC Contract (Phase 1), Driftwood EPC Contract (Phase 2), Driftwood EPC Contract (Phase 3) or Driftwood EPC Contract (Phase 4); (i) is a BofA LC Cash Collateral Account or a BofA CC Cash Collateral Account; (j) is a zero-balance account held by Tellurian Services LLC (for accounts payable) or Tellurian Supply & Trade LLC (for the receipt of proceeds from third-party gas sales); (k) is owned or held by ProductionCo or any of its Subsidiaries, but only for so long as ProductionCo or such Subsidiary, as applicable, is not required to be a Guarantor hereunder; (l) is owned or held by any Foreign Subsidiary; (m) is a securities account holding Capital Stock in UK Oil & Gas PLC received as consideration from Tellurian Investment’s sale of the Capital Stock of Magellan Petroleum (UK) Investment Holdings Limited; and (n) the HT Excluded Account.”

(c)	Section 1.01 of the Credit Agreement is hereby amended by adding “the Second NCS Warrant Agreement,” immediately after “the NCS Warrant Agreement,” in the definition of “Financing Documents”.

(d)	Section 1.01 of the Credit Agreement is hereby amended by adding “or the Second NCS Warrant Agreement” immediately after “the NCS Warrant Agreement” in the definition of “Indemnified Taxes”.

(e)	Section 1.01 of the Credit Agreement is hereby amended by amending and restating Clause (e) of the definition of “Permitted Restricted Payments” in its entirety as follows:

“(e)       Restricted Payments in respect of an exercise of or pursuant to the terms of (i) the warrant shares under the NCS Warrant Agreement, (ii) the warrant shares under the Second NCS Warrant Agreement and (iii) the warrant shares under that certain Warrant to Purchase Common Stock, dated as of the date hereof, by Tellurian in favor of High Trail Investments SA LLC (as in effect on the execution date of the Third Amendment or as amended or modified in a manner not materially adverse to the Lenders, Tellurian, or the other equity holders of Tellurian).”

(f)	Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end of the Clause (c) of the definition of “Restricted Payment”:

“(other than payments to an equity owner of Tellurian in respect of Permitted Indebtedness)”

(g)	Section 5.18 of the Credit Agreement is hereby amended to add the following as new clause (f) thereto:

“(f)       Notwithstanding anything to the contrary in this Agreement, to the extent: (i) Tellurian or any of its direct or indirect Subsidiaries (other than ProductionCo or any of its Subsidiaries) receives the cash proceeds of: (A) any Indebtedness incurred under Section 6.02(t); or (B) the issuance of any Capital Stock of Tellurian through Tellurian’s “at the market” or market equity program; and (ii) such cash proceeds are received in an account that is not a Collateral Account, then the Borrower and each Guarantor shall, and shall cause any direct or indirect Subsidiary of Tellurian who is not a Guarantor to, transfer such proceeds to a Collateral Account held by Tellurian Investments: (x) pursuant to a standard sweep instruction in place on the execution date of the Third Amendment for the account that receives such proceeds (without any modification of such instruction on or after such date); or (y) within two (2) Business Day after receipt thereof.”

(h)	Section 5.20 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 5.20 Material Non-Public Information. Upon delivery by the Borrower or Tellurian to any Secured Party (or receipt by any Secured Party from the Borrower or Tellurian) of any notice in accordance with the terms of this Agreement, unless the Borrower or Tellurian has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to Tellurian or any of its Subsidiaries, Tellurian shall, and the Borrower shall cause Tellurian to, on or prior to 9:00 am New York city time on the Business Day immediately following such notice delivery date, to publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Borrower or Tellurian believes that a notice contains material, non-public information relating to Tellurian or any of its Subsidiaries, the Borrower or Tellurian shall so indicate to the applicable Secured Party explicitly in writing in such notice (or immediately upon receipt of such notice by the applicable Secured Party, as applicable), and in the absence of any such written indication in such notice (or notification from the Borrower or Tellurian immediately upon receipt of notice from the applicable Secured Party), such Secured Party shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to Tellurian or any of its Subsidiaries.”

(i)	Section 6.02 of the Credit Agreement is hereby amended by (i) deleting “and” from clause (q) thereof, (ii) replacing the “.” in clause (r) thereof with a “;” and (iii) adding the following clauses (s) and (t) in the correct alphabetical order:

“(s)       Indebtedness incurred by Tellurian under the High Trail Notes (as such notes are in effect on the execution date of the Third Amendment and as amended as permitted under Section 6.16); and

(t)       any unsecured Indebtedness incurred by Tellurian or any of its Subsidiaries to, or guaranteed in whole or in part by, any governmental authority, but only to the extent such Indebtedness is incurred pursuant to, and is subject to the requirements of: (i) the Coronavirus Aid, Relief and Economic Security (“CARES”) Act (H.R. 6074, H.R. 6201, H.R. 748 and H.R. 266 (116)); or (ii) any other loan or grant programs made available to Tellurian of any of its Subsidiaries under any financial support or funding program sponsored, funded, or guaranteed, in whole or in part, by any Federal Reserve Bank, the Board of Governors of the Federal Reserve Bank, or any federal, state, or local governmental authority or body, in each case in response to, and to provide relief from, impacts of the COVID-19 pandemic.”

(j)	Section 6.11(d) of the Credit Agreement is hereby amended to add the following after the reference to “Closing Date” therein:

“, is an HT Excluded Account, is an account listed on Schedule I of the Third Amendment (which accounts shall be used solely for the receipt of funds under Tellurian’s “at the market” or market equity program),”

(k)	Section 6.11 of the Credit Agreement is hereby amended to add the following as new clause (e) thereto:

“(e)       Notwithstanding anything to the contrary in this Agreement, other than on an intraday basis on the date on which the proceeds of the High Trail Notes are received, under no circumstances shall the Borrower or any Guarantor permit the total amount on deposit in the HT Excluded Account to exceed at any time the lesser of: (i) $10,400,000; and (ii) the amount of unrestricted and/or unencumbered cash that Tellurian is required to maintain in a deposit account or securities account held by Tellurian pursuant to the High Trail Notes (as such notes are in effect on the execution date of the Third Amendment), taking into account any amounts on deposit in the Collateral Accounts.”

(l)	Article VI of the Credit Agreement is hereby amended to add the following as new Section 6.16 thereto:

“Section 6.16     High Trail Notes. Notwithstanding anything to the contrary in this Agreement, each Loan Party shall not amend or modify, or permit the amendment or modification of, the High Trail Notes or the terms thereof (whether through an amendment, side letter agreement, or any other contract, agreement, or understanding) in a manner that:

(a)       except as set forth below, amends or modifies the amount or frequency of “Amortization Payments” or “Additional Amortization Payments” (as each term is defined in the High Trail Notes as of the execution date of the Third Amendment) under the High Trail Notes in a manner that is materially more burdensome, taken as a whole, upon Tellurian and its Subsidiaries than exist under the High Trail Notes immediately prior to such amendment or modification as determined by Tellurian (such determination to be evidenced in a written certification delivered by the Borrower to the Administrative Agent prior to the effectiveness of such amendment or modification certifying that such change will not materially increase the likelihood of a payment default under the High Trail Notes); provided that no such amendment or modification shall require Tellurian to make “Additional Amortization Payments” under and as defined in the High Trail Notes in excess of $8,000,000 in the aggregate; and

(b)        amends or modifies any affirmative or negative covenant in Section 8 of the High Trail Notes (or in any other part of the High Trail Notes) to impose material additional or increased burdens or obligations on Tellurian and its Subsidiaries taken as a whole;

(c)       (i) expands the events or circumstances that constitute an “Event of Default” under and as defined in the High Trail Notes (or provides for a similar event); or (ii) expands or modifies the remedies available to holders of the High Trail Notes in connection with an Event of Default (or another default), including any amendment or modification that effects the amount or application of the “Event of Default Acceleration Amount” or amends or modifies Section 10(D) thereof or related definitions thereof in respect of the remedy of conversion of the High Trail Notes into equity securities of Tellurian upon an “Event of Default” under and as defined in the High Trail Notes, in each case under clause (ii), in a manner adverse to Tellurian or the Lenders;

(d)       provides for, or results in, a security interest in, or lien on, any assets of Tellurian or any of its Subsidiaries in favor of the holders of the High Trail Notes (or any agent on their behalf);

(e)       imposes any new interest obligations on the principal balance of the High Trail Notes or on any amounts owed by Tellurian in connection with the High Trail Notes, increases any default interest rate under the High Trail Notes, or imposes any new or additional fees on Tellurian in connection with the High Trail Notes (other than any new or additional fees that are payable solely in Tellurian Stock (or warrants to purchase Tellurian Stock), and solely to the extent an equivalent amount of new or additional fees (for an equivalent amount of Tellurian Stock or warrants, as applicable) are offered to the Lenders at the time, and on the same terms, as are offered under the High Trail Notes);

(f)       amends or modifies Section 6 of the High Trail Notes (or any other amendment or modification of the High Trail Notes that effectively results in a modification or amendment of Section 6 of the High Trail Notes) that is materially adverse to the Lenders;

(g)       increases the outstanding aggregate principal amount owed by Tellurian under the High Trail Notes; or

(h)      otherwise imposes materially more burdensome terms, taken as a whole, upon Tellurian and its Subsidiaries than exist under the High Trail Notes immediately prior to such amendment or modification.

In addition:

(x)       under no circumstances shall any Loan Party amend or modify, or permit the amendment or modification of, the High Trail Notes or the terms thereof (whether through an amendment, side letter agreement, or any other contract, agreement, or understanding), or enter into any other agreement, in any such case if the effect thereof is to increase the aggregate economics payable to the holders of the High Trail Notes thereunder in cash, or to otherwise increase the cash amounts payable under or in connection with the High Trail Notes; provided that nothing in this clause (x) is intended to limit or prohibit: (i) any change to the amount or frequency of “Amortization Payments” or “Additional Amortization Payments” (as each term is defined in the High Trail Notes as of the execution date of the Third Amendment) under the High Trail Notes that are not prohibited by Section 6.16(a) or clause (y) below; and (ii) any increase in the aggregate economics, or the amounts payable, under or in connection with the High Trail Notes that are payable solely in Tellurian Stock (or warrants to purchase Tellurian Stock), and solely to the extent such additional economics or payments (in the form of an equivalent amount of Tellurian Stock or warrants, as applicable) are offered to the Lenders at the time, and on the same terms, as are offered under the High Trail Notes; and

(y)       except to the extent set forth in Section 10(D) of the High Trail Notes (as in effect on the execution date of the Third Amendment), neither Tellurian nor any other Loan Party shall exchange, or agree to the exchange of, any principal amount of the High Trail Notes into Tellurian Stock (a “Notes Exchange”), except:

(i) at or above the Minimum Price; or

(ii) at a discount to the Minimum Price, but only if, after 4:00 p.m. Eastern time but prior to 6:00 p.m. Eastern time on the date the binding agreement for the Notes Exchange is executed (the “Exchange Notice Date”), Tellurian shall have delivered to the Lenders: (A) a written offer to the Lenders to exchange, subject to the requirements of applicable law and Nasdaq rules, up to an equal amount of the principal of the Loans into Tellurian Stock at the same price (each such offer, an “Equivalent Exchange Offer”); and (B) a copy of the irrevocable and binding documentation governing such Notes Exchange; provided that if the Lenders, due to applicable law or Nasdaq rules, would be prohibited from receiving the maximum amount of Tellurian Stock that the Lenders would be entitled to acquire pursuant to such Equivalent Exchange Offer based on the foregoing, then the total principal amount of the Loans that the Lenders may exchange shall be limited to the amount permitted by applicable law or Nasdaq rules, after taking into account the amount of High Trail Notes to be exchanged in the Note Exchange.

If, after receipt of an Equivalent Exchange Offer in accordance with the foregoing, a Lender notifies the Borrower of its election to participate in such Equivalent Exchange Offer by 11:00 p.m. Eastern time on the applicable Exchange Notice Date, and Tellurian and the other Loan Parties have otherwise complied with this Section 6.16 in connection with such Notes Exchange and Equivalent Exchange Offer, then, subject to the requirements of applicable law and Nasdaq rules, Tellurian shall, as soon as practicable thereafter: (I) consummate such Notes Exchange in accordance with the terms on which the related Equivalent Exchange Offer were based; and (II) consummate the exchange of the Loans pursuant to the terms of such Equivalent Exchange Offer; provided that the Tellurian Stock issued pursuant to such Notes Exchange and such Equivalent Exchange Offer must be issued to their respective recipients simultaneously.

If, after receipt of an Equivalent Exchange Offer in accordance with the foregoing, a Lender does not notify the Borrower of its election to participate in such Equivalent Exchange Offer by 11:00 p.m. Eastern time on the applicable Exchange Notice Date, and Tellurian and the other Loan Parties have otherwise complied with this Section 6.16 in connection with such Notes Exchange and Equivalent Exchange Offer, then, subject to the requirements of applicable law and Nasdaq rules, Tellurian shall be permitted: (I) to consummate such Notes Exchange in accordance with the terms on which the related Equivalent Exchange Offer were based; and (II) such Lender shall have no later than three (3) Business Days after such Exchange Notice Date to notify the Borrower of its election to participate in such Equivalent Exchange Offer. If such Lender elects to participate in such Equivalent Exchange Offer, then Tellurian and such Lender shall consummate the exchange of the Loans pursuant to the terms of such Equivalent Exchange Offer as soon as practicable thereafter.

If, after receipt of an Equivalent Exchange Offer in accordance with the foregoing, a Lender does not notify the Borrower of its election to participate in such Equivalent Exchange Offer by 11:00 p.m. Eastern time on the third (3rd) Business Day after the applicable Exchange Notice Date, then such Lender shall be deemed to have waived its right to accept such Equivalent Exchange Offer.”

(m)	Article VI of the Credit Agreement is hereby amended to add the following as new Section 6.17 thereto:

“Section 6.17     No Prepayment Restrictions. No Loan Party shall enter into, permit the maintenance of, or suffer to exist any contract, agreement, or other understanding that prohibits or restricts the ability of the Borrower to prepay the Loans in accordance with Section 2.05.”

(n)	Section 7.01(d) of the Credit Agreement is hereby amended by:

(i)	adding “Section 5.18(f),” after “Section 5.13” in clause (i) thereof;

(ii)	adding the word “or” immediately after the semicolon at the end of clause (ii) thereof; and

(iii)	adding the following new clause (iii) thereto:

“(iii)       Section 3 of the Third Amendment.”

(o)	Section 7.01(p) of the Credit Agreement is hereby amended by adding “or the Second NCS Warrant Agreement” immediately after the reference to “the NCS Warrant Agreement” therein.

(p)	Section 7.01 of the Credit Agreement is hereby amended to add the following as new clause (s) thereto:

“(s)       without limiting or modifying Section 7.01(r), a default by Tellurian with respect to any Indebtedness of at least one million dollars ($1,000,000), or any of its Subsidiaries with respect to any Indebtedness of at least one million dollars ($1,000,000) (in each case, or its foreign currency equivalent and other than Indebtedness under the Financing Documents and any lease that would have been characterized as an operating lease under GAAP as in effect on December 31, 2018 (whether such lease was entered into before or after such date)), in each case, which results in such amount of Indebtedness becoming due prior to its scheduled maturity, unless such default has been waived or cured;”

(q)	Section 10.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 10.17 [Reserved].”

2.       Conditions. The amendments to the Credit Agreement set forth in Section 1 above shall not become effective until the date (the “Third Amendment Effective Date”) on which all of the following conditions have been satisfied:

(a)	The Borrower, each Lender party hereto (constituting all of the Lenders), each Guarantor, and the Administrative Agent have delivered their fully executed signature pages hereto.

(b)	The Borrower shall have prepaid (in addition to any prepayments of the Loans made prior to the date hereof) the Loans on a pro rata basis pursuant to Section 2.05(a) of the Credit Agreement an aggregate principal amount at least equal to $1,750,000, plus any and all accrued but unpaid Cash Interest, fees, and expenses relating to the Loans. The Lenders hereby consent to such prepayment not being in a whole multiple of $500,000 and waive all notice requirements in respect of such prepayment.

(c)	In lieu of a prepayment of $15,000,000 of the principal amount of the Loans in cash, Tellurian shall, and the Borrower shall cause Tellurian to, after or substantially concurrently with the satisfaction of the condition set forth in Section 2(b) above, as a prepayment of $15,000,000 of the principal amount of the Loans: (i) issue, or have issued on its behalf, to the Lenders, 9,348,706 shares of Tellurian Stock; and (ii) satisfy the requirements of Section 2(d) below, and the Lenders confirm that upon satisfaction of clauses (i) and (ii) above, the principal amount of the Loans shall be decreased by $15,000,000. On the Third Amendment Effective Date, following the issuance of shares of Tellurian Stock to the Lenders pursuant to this Amendment, Tellurian shall file with the United States Securities and Exchange Commission a prospectus supplement to the prospectus accompanying the Registration Statement relating to the resale by the Lenders of such shares of Tellurian Stock.

(d)	Tellurian and Nineteen77 Capital Solutions A LP shall have entered into an amendment to, or an amendment and restatement of, the NCS Warrant Agreement on mutually agreed terms, and shall have entered into the Second NCS Warrant Agreement on mutually agreed terms.

(e)	Each of the representations and warranties contained in Section 4 of this Amendment shall be true and correct on the Third Amendment Effective Date as set forth in Section 4 of this Amendment.

(f)	The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses, including the reasonable and documented fees of Latham and Watkins LLP, counsel to the Lenders, required to be reimbursed or paid by the Borrower under the Credit Agreement in connection with this Amendment.

3.       Covenants.

(a)       The Borrower shall make a prepayment of the Loans pursuant to Section 2.05(a) of the Credit Agreement of at least $350,000 within thirty (30) days after the Third Amendment Effective Date. The Lenders hereby consent to such prepayment being less than $500,000.

(b)       On the Third Amendment Effective Date following the issuance of shares of Tellurian Stock to the Lenders pursuant to this Amendment, Tellurian shall file with the Securities and Exchange Commission a prospectus supplement under its Registration Statement for the purpose of registering the resale of all of the shares of Tellurian Stock to be issued pursuant to: (i) Section 2(c) of this Amendment; and (ii) the Second NSC Warrant Agreement (collectively, the “Shares”). Tellurian shall use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for a period ending when all of the Shares have been issued. If at any time when Tellurian is required to re-evaluate its status as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act, Tellurian determines that it is not a “well-known seasoned issuer,” Tellurian shall use its commercially reasonable efforts to refile a registration statement on Form S-3 and, if such form is not available, Form S-1, and keep such registration statement effective during the period during which such registration statement is required to be kept effective under this Section 3(b). In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares, Tellurian shall promptly notify the Lenders and use commercially reasonable efforts promptly to obtain the withdrawal of such order.

(c)       Subsequent to the issuance and registration of any Shares, Tellurian shall take such further action as the Lenders may reasonably request in the cooperation of the sale of the Shares by the Lenders, including: (i) instructing the transfer agent for the Tellurian Stock to remove restrictive legends from any Shares; and (ii) cooperating with the Lenders to facilitate the transfer of such Shares securities through the facilities of The Depository Trust Company, in such amounts and credited to such accounts as such Lenders may request.

(d)       Tellurian shall use its commercially reasonable efforts: (i) to list for trading, subject to official notice of issuance, the Shares on the Nasdaq Capital Market; and (ii) to maintain the listing of the Shares on the Nasdaq Capital Market.

(e)       On the Third Amendment Effective Date, Tellurian shall deposit: (i) a portion of the proceeds of the High Trail Notes equal to $10,400,000 into the HT Excluded Account; and (ii) all remaining proceeds of the High Trail Notes into one or more Collateral Accounts held by Tellurian Investments.

4.        Representations and Warranties.

(a)       The Borrower represents and warrants to the Administrative Agent and each Lender that, as of the Third Amendment Effective Date, both immediately before and immediately after giving effect to this Amendment: (i) each representation and warranty of each of the Loan Parties and Tellurian set forth in the Financing Documents is true and correct in all material respects (unless such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case such representation or warranty shall be true and correct in all respects); provided that if any such representation or warranty relates solely to an earlier date, then such representation or warranty shall be true and correct in all material respects as of such earlier date; and (ii) no Default or Event of Default has occurred and is continuing.

(b)       Tellurian and the Borrower represent and warrant to the Administrative Agent and each Lender that, as of the date of each issuance: (i) each share of Tellurian Stock issued to the Lenders hereunder will be duly and validly authorized and issued, and fully paid and non-assessable; (ii) each share of Tellurian Stock issued to the Lenders hereunder will be unregistered under the Securities Act; and (iii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. and under applicable state securities laws or Blue Sky laws in connection with the issuance of each share of Tellurian Stock issued to the Lenders hereunder will be obtained.

5.       Scope of Amendment; Reaffirmation. From and after the Third Amendment Effective Date, all references to the Credit Agreement shall refer to the Credit Agreement as amended by this Amendment. Except as expressly provided by this Amendment, all of the terms and provisions of the Financing Documents are unchanged and shall remain in full force and effect. This Amendment is a Financing Document. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Financing Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment, and the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s guaranty (as applicable) and grant of Liens and security interests (as applicable) under the Financing Documents to which it is a party shall remain in full force and effect and shall apply to the Obligations as amended hereby and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s guaranty (as applicable) or grant of Liens and security interests (as applicable) to the Collateral Agent or any other Financing Document executed by such Guarantor, all of which are hereby ratified, confirmed and affirmed in all respects after giving effect to this Amendment. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent, or document shall be required to give effect to this Section 5. Each of the Guarantors hereby further acknowledges that the Borrower, the Administrative Agent and any Lender may, in accordance with the terms of the Credit Agreement, from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Financing Documents without notice to or consent from such Guarantors and without affecting the validity or enforceability of such Guarantor’s guaranty or grant of Liens and security interests under the Financing Documents or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s guaranty or grant of Liens and security interests under the Financing Documents.

6.       Miscellaneous.

(a)               No Waiver of Defaults. Except as expressly set forth herein, this Amendment does not constitute: (i) a waiver of, or a consent to: (A) any provision of the Credit Agreement or any other Financing Document; or (B) any present or future violation of, or default under, any provision of the Financing Documents; or (ii) a waiver of the Administrative Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Financing Documents.

(b)               Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(c)               Waiver of Jury Trial. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AMENDMENT.

(d)               Counterparts. This Amendment may be executed on any number of separate counterparts, by facsimile or electronic mail, and all of said counterparts taken together shall be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“pdf”) signature page shall constitute an original for purposes hereof.

(e)               Headings. The Section headings used herein have been inserted in this Amendment as a matter of convenience for reference only, and it is agreed that such Section headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

(f)                Severability. In case any one or more of the provisions contained in this Amendment should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal, or unenforceable provision.

(g)               Indemnification of Lenders.

(i)                 The Borrower shall indemnify and hold harmless, to the extent permitted by law, each Lender, such Lender’s officers, directors, managers, employees, partners, stockholders, members, trustees, affiliates, agents and representatives, and each person who controls such Lender (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, claims, actions, damages, liabilities, and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions, or violations (each a “Violation”) by Tellurian or the Borrower: (i) any untrue or alleged untrue statement of material fact contained in: (A) the Registration Statement, any other registration statement, prospectus, preliminary prospectus, or free writing prospectus, or any amendment thereof or supplement thereto; or (B) any application or other document or communication (in this clause (g), collectively called an “application”) executed by or on behalf of Tellurian or the Borrower or based upon written information furnished by or on behalf of Tellurian or the Borrower filed in any jurisdiction in order to qualify any Shares covered by such registration under the securities laws thereof; (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by Tellurian or the Borrower of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to Tellurian or the Borrower and relating to action or inaction required of Tellurian or the Borrower in connection with any such registration, qualification, or compliance. In addition, the Borrower will reimburse such Lender for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses.

(ii)              Any person entitled to indemnification hereunder shall: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party); and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned, or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the Lenders representing a majority of the Shares included in the registration if such Lenders are indemnified parties, at the expense of the indemnifying party.

(iii)            No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary in this clause (g), an indemnifying party shall not be liable for any amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld, conditioned, or delayed.

(iv)             The indemnification and contribution provided for under this Amendment shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling person of such indemnified party, and shall survive the transfer of the Shares and the termination or expiration of the Credit Agreement.

(h)               Administrative Agent Instructions and Indemnification. By signing below, each of the Lenders hereby directs the Administrative Agent to execute this Amendment. The provisions of Sections 8.01 and 10.03 of the Credit Agreement shall apply in respect of the actions of the Administrative Agent taken pursuant to this Amendment.

(i)                 Recitals. The Recitals to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

(j)                 Entirety. The Credit Agreement (as amended hereby) and the other Financing Documents constitute the entire contract between the parties hereto relative to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

This Amendment is executed as of the date set out in the preamble to this Amendment.

DRIFTWOOD HOLDINGS LP,
a Delaware limited partnership,
as the Borrower

By:	Driftwood GP Holdings LLC, its general partner

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

DRIFTWOOD HOLDCO LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

TELLURIAN PIPELINE LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

DRIFTWOOD PIPELINE LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

[Signature Page to Third Amendment to Credit Agreement]

HAYNESVILLE GLOBAL ACCESS PIPELINE LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

PERMIAN GLOBAL ACCESS PIPELINE LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

TELLURIAN LNG LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

DRIFTWOOD LNG TUG SERVICES LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

DRIFTWOOD LNG LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

[Signature Page to Third Amendment to Credit Agreement]

DRIFTWOOD GP HOLDINGS LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

DRIFTWOOD LP HOLDINGS LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

TELLURIAN INC.,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Senior Vice President, Treasurer

TELLURIAN INVESTMENTS LLC,
as a Guarantor

By:	/s/ Graham McArthur
Name:	Graham McArthur
Title:	Treasurer

[Signature Page to Third Amendment to Credit Agreement]

NINETEEN77 CAPITAL SOLUTIONS A LP,
as a Lender

By:	UBS O’Connor LLC, its investment manager

	By:	/s/ Baxter Watson
	Name:	Baxter Watson
	Title:	Managing Director

	By:	/s/ Rodrigo Trelles
	Name:	Rodrigo Trelles
	Title:	Managing Director

[Signature Page to Third Amendment to Credit Agreement]

Acknowledged and agreed by:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Amanda Berg
Name:	Amanda Berg
Title:	Banking Officer

[Signature Page to Third Amendment to Credit Agreement]